Exhibit 10.10
AMENDMENT TO BANK ONE CORPORATION
DIRECTOR STOCK PLAN
(As amended and restated effective February 1, 2003)
     WHEREAS, the Board of Directors has determined that it is necessary and desirable to amend the Bank One Corporation Director Stock Plan (the “Plan”) as permitted by Section 15; and
     WHEREAS, the Board of Directors has determined that the proposed amendments to the Plan do not adversely change the terms and conditions of outstanding awards under the Plan.
     NOW THEREFORE, effective as of January 14, 2004, the Plan is hereby amended as follows:
     1. Section 9(c) is hereby amended by adding the following at the end thereof:
Notwithstanding anything to the contrary, the cessation of an Optionee’s service on the Board as a result of the transactions contemplated by and effectuated in connection with the Agreement and Plan of Merger dated as of January 14, 2004 by and between Bank One Corporation and J.P. Morgan Chase & Co. (the “Merger Agreement”) shall constitute a “retirement” for purposes of this Section 9(c).
     2. Section 13 is hereby amended by adding the following at the end thereof:
Notwithstanding anything to the contrary, the actions and transactions contemplated by and effectuated in connection with the Merger Agreement shall not constitute a Change of Control for any purpose of this Plan.
     3. Except as expressly modified hereby, the terms and provisions of the Plan shall remain in full force and effect.

BANK ONE CORPORATION
DIRECTOR STOCK PLAN
As Amended and Restated Effective February 1, 2003

BANK ONE CORPORATION
DIRECTOR STOCK PLAN
As Amended and Restated Effective February 1, 2003
1. Purpose and History of the Plan
     The purpose of the Bank One Corporation Director Stock Plan (the “Plan”) is to promote the long-term growth of Bank One Corporation by increasing the proprietary interest of non-employee directors in Bank One Corporation and to attract and retain highly qualified and capable directors. The Plan was last restated effective April 1, 1999 and has since been amended from time to time. This amendment and restatement of the Plan is effective February 1, 2003.
2. Definitions
     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
          (a) “Annual Cash Retainer” means the annual cash retainer fee payable during the Plan Year by the Corporation, or a subsidiary or affiliate thereof, to a Director for his or her services as a Director. To the extent a Director is also entitled to receive an additional retainer as compensation for serving as the chairperson of a committee of the Board, “Annual Cash Retainer” shall include such additional annual cash amount.
          (b) “Annual Stock Retainer” means the award of Stock or Stock Units made in accordance with Section 7 of the Plan.
          (c) “Award” means an award granted to a Director under the Plan in the form of Options, Shares, or Stock Units or any combination thereof.
          (d) “Award Grant Date” means the date upon which an Award is granted to the Director.
          (e) “Award Summary” means a written summary setting forth the terms and conditions of an Award made under this Plan.
          (f) “Board” means the Board of Directors of the Corporation.
          (g) “Change of Control” means a change of control of the Corporation as defined by the Board from time to time.
          (h) “Committee” means the Organization and Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.
          (i) “Corporation” means Bank One Corporation, a Delaware Corporation, and its successors.
          (j) “Director” means a director serving on the Board who is not also an employee of the Corporation or any subsidiary or affiliate thereof. “Director” shall also include a director serving on the board of directors of any subsidiary or affiliate of the Corporation, provided that (i) the director is not also an employee of the Corporation or any subsidiary or affiliate thereof, and (ii) the Board has approved adoption of the Plan by the applicable subsidiary or affiliate.

          (k) “Fair Market Value” means the closing price of Common Stock as listed on the New York Stock Exchange Composite Transaction Tape for the trading day immediately preceding the applicable valuation date (or, if no closing price is listed for Common Stock on such date, the next immediately preceding date for which a closing price is listed).
          (l) “Option” means an option to purchase Shares awarded under Section 9. Such option shall not be required or construed to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.
          (m) “Optionee” means a Director to whom an Option has been granted or, in the event of such Director’s death prior to the expiration of an Option, such Director’s executor, administrator, beneficiary or similar person.
          (n) “Plan” means the Bank One Corporation Director Stock Plan, as amended and restated from time to time.
          (o) “Plan Year” means the twelve-month period from April 1 to March 31.
          (p) “Share” means a share of common stock, $.01 par value per share, of the Corporation.
          (q) “Stock Unit” means the right to receive a Share on a date elected by the Director pursuant to rules established by the Committee, as well as such dividend or dividend equivalent rights as may be permitted hereunder.
3. Eligibility
     Directors shall be eligible to participate in the Plan in accordance with Sections 7, 8, 9 and 10 hereof.
4. Plan Administration
          (a) Administrator of Plan. The Plan shall be administered by the Committee.
          (b) Authority of Committee. The Committee shall have the sole and exclusive authority and discretion to (i) interpret and construe the Plan and Award Summaries; (ii) adopt such rules and procedures as it shall deem necessary and advisable to implement and administer the Plan; and (iii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as the Committee, in its best judgment, may determine to be in the Corporation’s best interests and in accordance with the purposes of the Plan.
          (c) Determination of Committee. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. The Committee may make determinations under the Plan without prior notice and without a meeting, provided that such determination is made by written consent signed by all members of the Committee.
          (d) Effect of Committee Determinations. No member of the Committee or the Board shall be personally liable for any action or determination with respect to the Plan, an Award, or the settlement of a dispute between a Director and the Corporation, provided that such action or determination is made in good faith. Any decision or action of the Committee or the Board with respect to any Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

5. Shares Subject to the Plan
     Subject to adjustments as provided in Section 15, the aggregate number of Shares which may be issued pursuant to Awards shall not exceed 1,620,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares to pay all or a portion of the exercise price of such Option, such Shares shall again be available for issuance under the Plan.
6. Awards under the Plan
     Awards in the form of Shares or Stock Units shall be granted to Directors in accordance with Section 7. Awards in the form of Shares, Stock Units or Options may be granted to Directors in accordance with Section 8, 9 or 10, as applicable. Each Award granted under Section 8, 9 or 10 shall be evidenced by an Award Summary. Delivery of an Award Summary shall constitute an agreement, subject to Section 3 and Section 12, between the Corporation and the Director as to the terms and conditions of the Award.
7. Annual Stock Retainer
     Each Director shall annually receive an Award hereunder in the form of either Shares or Stock Units, subject to the following terms and conditions:
     (a) Election of Shares or Stock Units. Each Director shall be permitted to elect to receive the Award described under this Section 7 in the form of either Shares or Stock Units. Such election must be made by the date established by the Committee prior to the start of the Plan Year for which the election applies. In the absence of such election, the Award shall be granted in the form of Shares. Each Director’s election shall remain in effect and be applicable with respect to each quarterly grant of the Stock Retainer made for any Plan Year. Such election shall remain in effect and be applicable to quarterly payments made in subsequent Plan Years, unless the Director files a revised election pursuant to this Section 7(a).
     In the event a Director is first appointed to the Board after the date established by the Committee for the filing of elections, the quarterly Award of the Director’s Annual Stock Retainer for the quarter in which the Director is appointed (prorated as described in Section 7(c)) shall be made in the form of Shares. The Director may submit a written election to receive the remaining quarterly Awards of the Annual Stock Retainer for the Plan Year in the form of Stock Units by a date prior to the start of the next following quarter and within a period following his or her appointment to the Board determined by the Committee or its designee to be necessary to avoid constructive receipt or to comply with applicable law.
     (b) Time of Grant. An Award of Shares or Stock Units representing each Director’s annual stock retainer shall be made each calendar quarter during the Plan Year to coincide with quarterly payment of the Director’s Annual Cash Retainer. The number of Shares or Stock Units subject to such Award shall be determined as provided in Section 7(c) below. In the case of a Director who is appointed to the Board following the start of a calendar quarter, the Director shall be granted, as of the effective date as of which such Director is first appointed to the Board, his or her annual stock retainer, as prorated in the manner described in Section 7(c) below.

     (c) Number of Shares. The number of Shares or Stock Units granted each calendar quarter pursuant to this Section 7 shall be equal to (i) 25% of the Director’s Annual Cash Retainer (excluding for this purpose any additional chairperson retainer(s)), divided by (ii) the Fair Market Value per share of Bank One common stock as of the Award Grant Date described in paragraph (b) above (increased to the next whole number in case of any fraction). In the case of a Director who is appointed to the Board following the start of a calendar quarter, the number of Shares or Stock Units granted for such quarter shall be calculated in the manner described in the previous sentence, except that (A) the Fair Market Value per share of Bank One common stock under part (ii) above shall be determined using the date the Director is appointed to the Board as the valuation date, and (B) the number of Shares or Stock Units granted shall be prorated based upon the number of months of the calendar quarter during which such Director will serve on the Board, with any part of a calendar month counting as a whole month.
8. Elective Shares and Stock Units in Lieu of Annual Cash Retainer
     Each Director may elect to receive an Award of Shares, Stock Units or a combination thereof as payment of such Director’s Annual Cash Retainer (or a portion thereof) , subject to the following terms and conditions:
          (a) Time of Grant. As of each date on which a quarterly portion of a Director’s Annual Cash Retainer would otherwise be paid, an Award shall be granted to each Director who has filed with the Committee or its designee a written election to receive such Award in lieu of all or a portion of such quarterly payment of his or her Annual Cash Retainer. Such election must be filed in advance of the start of the Plan Year in which such quarterly payment is made, on or before a date established by the Committee as necessary to avoid the constructive receipt of income by the Director for tax purposes and to comply with any applicable law. Each Director’s election shall remain in effect and be applicable with respect to each quarterly payment of an Annual Cash Retainer made for any Plan Year for which a Director has made an election to receive an Award under this Section 8(a) and in subsequent Plan Years, unless the Director files a revised election pursuant to this Section 8(a). A revised election may only be made on or before a date prior to the start of the Plan Year for which it is being made, such date to be established by the Committee or its designee to avoid the constructive receipt of income by the Director for tax purposes and to comply with any applicable law.
          In the event a Director does not file a written election in accordance with this Section 8(a) by reason of becoming a Director after the date established by the Committee for the filing of elections (as described above), an Award may be granted to such Director as of a day following the Director’s submission of a written election to receive such Award in lieu of all or a portion of such Director’s Annual Cash Retainer. Such election must be submitted in accordance with rules established by the Committee or its designee and as of a date determined to be necessary to avoid constructive receipt of income by the Director and to comply with any applicable law. The Committee may, in its sole discretion, limit an election made pursuant to the preceding sentence to only a fraction of a quarterly payment of such Director’s Annual Cash Retainer, the numerator of which is the number of months during the applicable calendar quarter during which such Director will serve on the Board, with any part of a calendar month counting as a whole month, and the denominator of which is 3. In addition, a Director appointed to the Board following the start of a calendar quarter during a Plan Year may not elect to receive Stock Units in lieu of his or her Cash Retainer for such first quarter of service; provided however, that the Director may elect to receive Stock Units in lieu of his or her Cash Retainer for subsequent calendar quarters. An election made pursuant to the this paragraph shall be irrevocable during the remainder of the first Plan Year in which the Director receives an Award hereunder.

          (b) Number of Shares and/or Stock Units. The number of Shares and/or Stock Units subject to an Award granted pursuant to Section 8(a) shall be equal to the amount of the Annual Cash Retainer that a Director has elected pursuant to Section 8(a) to be payable in Shares or Stock Units, divided by the Fair Market Value per share of Bank One common stock as of the Award Grant Date described in paragraph 7(c) above (increased to the next whole number in case of any fraction).
          (c) Dividends Paid on Stock Units. While Stock Units remain outstanding, the Director who has received such Stock Units as of the applicable record date shall receive, as of each date on which the Corporation pays a cash dividend on outstanding Shares, additional Stock Units equal in number to:
               (1) the product of:
(A)	the amount of the cash dividend declared by the Corporation for each outstanding Share of the Corporation, and

(B)	the number of Stock Units credited to the Director and still outstanding, divided by:
               (2) the Fair Market Value of a Share on the date the cash dividend is paid.
     Such additional Stock Units shall be issued as Shares at the same time and in the same manner as the underlying Stock Units to which they are attributable.
          (d) Distribution of Stock Units. Upon a date elected by a Director who receives an Award of Stock Units under subparagraph (c) above, the Director will receive one (1) Share for each Stock Unit, including any fractional Stock Units thereof. In the event of a Director’s death prior to the issuance of Shares attributable to Stock Units, such Shares shall become distributable in accordance with Section 14 below.
9. Discretionary Awards
     In addition to any Awards granted under Section 7 or 8, the Board, in its sole discretion, may approve Awards of Options, Shares or Stock Units to one or more Directors in any calendar year in recognition of additional services provided to the Board or the Corporation or as a special grant to all Directors, subject to the following terms:
          (a) Shares and Stock Units. The number of shares subject to an award of Shares and/or Stock Units shall be determined by the Board. In the event that Stock Units are awarded, the Director will be eligible to receive additional Stock Units as described in Section 8(c), and he or she may make an election to receive a distribution in accordance with Section 8(d).
          (b) Number and Purchase Price of Options. The number of Shares subject to an Option granted shall be determined by the Board. The purchase price per Share under each Option granted shall not be less than 100% of the Fair Market Value per Share determined using the Award Grant Date as the valuation date.
          (c) Exercise of Options. Each Option shall be fully exercisable on and after the date which is six (6) months after the Award Grant Date and, subject to Section 11 shall not be exercisable prior to such date. An Option may be exercised until the earlier of the date which is: (i) ten (10) years after the Award Grant Date of such Option; or (ii) two (2) years from the date the Optionee’s service on the Board ends as a result of retirement or death. An Option, or portion thereof, may be exercised, in whole or in part, only with respect to whole Shares.

          Shares shall be issued to an Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by submitting acceptable proof to the Committee of the ownership of Shares which have been owned by the Optionee for at least six (6) months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by submitting proof of acceptable ownership of Shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash), less the number of Shares for which proof of ownership is submitted. The value of Shares for which proof of ownership is submitted in full or partial payment for the Shares purchased upon the exercise of an Option shall be equal to the Fair Market Value of such previously-owned Shares on the date of the exercise of such Option.
          (d) Restorative Stock Options. Options granted under this Section 9 may provide for the subsequent grant of a restorative option where a Director exercises the original Option by submitting acceptable proof to the Committee of the ownership of Shares which have been owned by the Optionee for at least six (6) months prior to the date of exercise of the Option. The number of Shares covered by the restorative option shall be equal to the number of previously-owned shares submitted in the Option exercise, and the exercise price shall equal the Fair Market Value of Bank One common stock on the date the Option is exercised. The restorative option shall be subject to such other terms and conditions as are established by the Committee.
10. Transfers from Other Plans
     Stock Units shall be issued under the Plan in exchange for unfunded accounts transferred to the Plan from the Bank One Corporation Director Deferred Compensation Plan or other director compensation programs maintained by the Corporation, its subsidiaries and affiliates or their predecessor, successor and/or acquired entities. The number of Stock Units awarded shall be determined by dividing the dollar amount being transferred to the Plan by the Fair Market Value of one (1) Share as of the date of transfer, and additional Stock Units shall be payable to the Director in accordance with Section 8(c). One (1) Share shall become distributable for each Stock Unit awarded under this Section 10 in accordance with Section 8(d). Transfers and elections under this Section 10 shall be made in accordance with rules established by the Committee or its designee in order to avoid the constructive receipt of taxable income by Directors and to comply with applicable law.
11. Issuance of Shares
     Upon the grant of an Award of Shares to a Director, the Shares subject to such Award shall be issued to the Director or his nominee, as the Director shall designate, whereupon the Director shall become a stockholder of the Corporation with respect to such Shares and shall be entitled to vote the Shares.
12. Non-Transferability of Options and Stock Units
     Options and Stock Units granted under the Plan shall not be transferable by a Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution.

Notwithstanding the foregoing, in the event the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, allow Options to be transferable, each Option then outstanding shall become transferable only to the extent set forth under the terms of each Award, as determined by the Committee. In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Optionee hereunder, notwithstanding the provisions of subparagraph (l) of Section 2 above. Options shall be exercisable during the Optionee’s lifetime only by the Optionee or by the Optionee’s guardian, legal representative or similar person (except in the case of the death of the Director where the Option provides for post-death exercise).
13. Change of Control
     Upon the occurrence of a Change of Control, any and all outstanding Options shall become immediately exercisable, and all Stock Units shall become distributable in Shares.
14. Payments to Beneficiaries.
     Each Director may designate a beneficiary to receive Awards under the Plan in the event of the death of the Director, as provided under the terms of each Award. In the event that a Director dies before designating a beneficiary, the Director’s beneficiary shall be his surviving spouse, if any. If there is no surviving spouse, the Director’s beneficiary shall be his estate.
15. Amendment and Termination
     The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, than no action authorized by this Section 15 shall adversely change the terms and conditions of an outstanding Option or Stock Unit without the Optionee’s consent, other than to comply with changes in applicable laws and regulations.
16. Recapitalization
     The aggregate number of shares of Common Stock as to which Awards may be granted to Directors, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the total number of Shares issued by the Corporation resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional Shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Directors in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.
17. Governing Law
     To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the law of the State of Delaware.
18. Savings Clause
     This Plan is intended to comply in all aspects with applicable law and regulation, including, Section 16 of the Securities Exchange Act of 1934 and Rule 16b-3 of the Securities and Exchange Commission. If any provision of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal or unenforceable provision shall be deemed null and void; provided however, that, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.